UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 23, 2015 (January 16, 2015)

IMPLANT SCIENCES CORPORATION

(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

500 Research Drive, Unit 3

Wilmington, Massachusetts 01887

 (Address of Principal Executive Offices, including Zip Code)

(978) 752-1700

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2015, Glenn D. Bolduc, resigned his positions as Chief Executive Officer and President of Implant Sciences Corporation (the “Company”), as well as his seat on the Company’s Board of Directors and his position as Chairman of the Board, effective immediately.

In connection with and prior to Mr. Bolduc’s resignations, Mr. Bolduc entered into a Separation Agreement and Release (the “Separation Agreement”) with the Company.  The Separation Agreement provides that Mr. Bolduc’s resignation will be deemed an involuntary termination without cause pursuant to his Amended and Restated Employment Agreement dated as of June 25, 2013.  In this regard, and subject to the terms contained in the Employment Agreement, Mr. Bolduc is entitled to receive: (i) annual base salary for 18 months on a regular payroll basis; (ii) a pro rata portion of any bonus earned in 2015; (iii) continuation of coverage under and contributions to health care, dental and life insurance benefits for a 12 month period; and (iv) transfer of any key man life insurance.

Additionally, pursuant to the terms of the Separation Agreement: (i) Mr. Bolduc agreed to consent to a modification of the Company’s Change in Control Payment Plan (“CIC Plan”), currently being considered by the Board of Directors, under which, in the event the Company is sold, Mr. Bolduc’s share in the CIC Plan will be reduced to 4% of the net sales price of the Company, as defined in an amended CIC Plan, and under which the aggregate share of all other participants in the CIC Plan will be 8.5% of the net sales price; (ii) the Company agreed that Mr. Bolduc shall continue to have the use of an apartment in New York City through the end of the current lease, all lease obligations of said apartment, including but not limited to rent payments and utilities, to be paid by the Company; (iii) the Company agreed to pay Mr. Bolduc’s attorney the sum of $40,000 towards legal fees related to the negotiation of the Separation Agreement and related matters; (iv) the Company amended Mr. Bolduc’s existing stock options permitting Mr. Bolduc to exercise those options which are vested as of his separation date through the maturity date of said options and to provide for the ability to exercise the vested options on a cashless basis, all other terms of Mr. Bolduc’s options remained unchanged ; and (v) Mr. Bolduc agreed to release all claims against the Company.

The foregoing summary of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Also on January 16, 2015, the Company's Board of Directors appointed Dr. William J. McGann to serve as the Chief Executive Officer and President of the Company.  Dr. McGann has served as the Chief Operating Officer of the Company since 2012 and also serves as a director. Dr. McGann’s current base annual salary is $270,000. The terms of Dr. McGann’s employment agreement remain unchanged.

The information with respect to Dr. McGann required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K is included in Part III, Item 10 (Directors, Executive Officers and Corporate Governance) and Item 13 (Certain Relationships and Related Transaction, and Director Independence) of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2014, filed with the Securities and Exchange Commission, as amended on October 28, 2014, and is incorporated herein by reference.

Item 7.01

Regulation FD Disclosure

In connection with these actions, the Company issued a press release on January 20, 2015 announcing the appointment of Dr. William J. McGann and Mr. Glenn D. Bolduc’s resignation.. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.

Description

10.1

Separation Agreement and Release

99.1

Press Release of Implant Sciences Corporation, dated January 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

By:  /s/  Roger P. Deschenes

Roger P. Deschenes

Vice President, Finance and Chief Financial Officer

Date:  January 23, 2015

EXHIBIT INDEX

Exhibit No.

Description

10.1

Separation Agreement and Release dated January 16, 2015.

99.1

Press Release of Implant Sciences Corporation, dated January 20, 2015.

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